UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.
                          Date of Report: July 1, 2007
                        (Date of earliest event reported)
                            Total Luxury Group, Inc.
             (Exact name of registrant as specified in its charter)

            Indiana                   000-28497                 35-1504940
 (State or other jurisdiction     (Commission File            (IRS Employer
       of incorporation)               Number)            Identification Number)

 11900 Biscayne Blvd Suite#620 Miami, Fla.                        33181
 (Address of principal executive offices)                       (Zip Code)

                                  305.892.6744
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))













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Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2007, International Apparel Group, Inc. ("IAG"), a wholly owned subsidiary of Total Luxury Group, Inc. (the "Company" or the "Licensee"), entered into a licensing agreement (the Agreement") with Pony International LLC., to have the exclusive right to use the "Pony", "Chevron" and the combination of "Pony with Chevron", including all variations and derivatives of the Pony name and logos, along with the names and licenses of Pony endorsee's past and present, in connection with the manufacture, marketing, distribution and sale of all Men's and Young Men's apparel products in the United States, Canada, Puerto Rico and the US Army bases outside the United States. The Agreement continues through December 31, 2010, with a renewal option dependent of the occurrence of certain conditions.


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2007, the Board of Directors appointed Chief Operating Officer and President of IAG, Janon Costley, to act as the Interim Chairman of the Board of Directors of the Company, and appointed Dennis Sinclair as Interim Chief Executive Officer, each of whom shall serve in such capacity until the Company's year end audit is completed and a Annual Shareholders meeting is held or until qualified candidates for the position are appointed.

Janon Costley

Having served and Director and President of International Apparel Group, Inc., Janon Costley was appointed to the Board of Directors after the IAG merger in May 2006. After graduating from North Carolina A&T in 1995 with degrees in marketing and business administration, Janon Costley became Vice President of 21st Century Expo Group, Inc, of one of the nations leading minority owned trade show companies, where he worked until May 2003. In 2000, Mr. Costley was a co-founder of the small t-shirt company which has emerged into today's Original Gear, Inc., now a wholly-owned subsidiary of International Apparel Group.

Dennis Sinclair


Prior to joining Total Luxury Group, Inc., Mr. Sinclair's most recent position was Chief Executive Officer of VirtualSellers.com, Inc. from Oct. 1998 to Oct. 2002. Mr. Sinclair has also served as an analyst and Senior Analyst at Securities America and H. J. Meyers, as well as a senior executive at companies such as Validyne Engineering Corporation (Northridge, California), Myocure, Inc. (Burbank, California), and consultant to Lexar (United Technologies).

Dennis earned his Ph.D. in Economics and Sociology from the University of Michigan -- Ann Arbor, Racham School of Graduate Studies and the School of Education,, his M.A., with honors, and B.A. also from the University of Michigan at Ann Arbor.

Item 7.01 Regulation FD Disclosure.

On July 11, 2007, Total Luxury Group issued a press release concerning the signing of an exclusive representation and distribution agreement for Miss Bikini, the top name for luxury Italian swimwear and accessories. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this current report on Form 8-K, together with the information in the Exhibits, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.











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EXHIBITS INDEX:

10.1 Licensing   Agreement   between   International   Apparel  Group  and  Pony
     International LLC, dated July 1, 2007

99.1 Press Release, dated July 11, 2007

Dated: July 20,  2007                        TOTAL LUXURY GROUP, INC.
                                             By: /s/ Dennis Sinclair
                                             -----------------------
                                             Dennis Sinclair
                                             Interim Chief Executive Officer